Exhibit 10.2

Execution Version

SECTION 1.  PURCHASE, SALE AND CONTRIBUTION AGREEMENT

DATED NOVEMBER 1, 2012

AMONG

GOLAR LNG LIMITED,

GOLAR LNG PARTNERS LP,

GOLAR LNG ENERGY LIMITED,

GOLAR CHARTERING LTD

AND

GOLAR PARTNERS OPERATING LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions	2

ARTICLE II

PURCHASE AND SALE OF SHARES; CLOSING; DISTRIBUTION OF PROCEEDS; CONTRIBUTION OF SHARES

Section 2.01	Purchase and Sale of Shares	5
Section 2.02	Closing	5
Section 2.03	Place of Closing	5
Section 2.04	Purchase Price Adjustments	5
Section 2.05	Repayment of the Chartering Ltd Intra-Group Loan	6
Section 2.06	Distribution of the Proceeds After the Closing	6
Section 2.07	Contribution of the Shares After the Closing	6

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 3.01	Organization; Good Standing and Authority	6
Section 3.02	Authorization, Execution and Delivery of this Agreement	6
Section 3.03	No Conflicts	7
Section 3.04	No Consents	7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES

Section 4.01	Organization; Good Standing and Authority	7
Section 4.02	Authority and Authorization; Execution and Delivery of this Agreement	7
Section 4.03	No Conflicts	8
Section 4.04	No Consents	8
Section 4.05	Legal and Beneficial Title to Shares; No Encumbrances	8

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES REGARDING THE SUBSIDIARIES

Section 5.01	Organization; Good Standing and Authority	8
Section 5.02	Capitalization; No Options	9

i

ii

SCHEDULE A	INSURANCE	A-1

EXHIBIT I	FORM OF OPTION AGREEMENT	I-1

iii

PURCHASE, SALE AND CONTRIBUTION AGREEMENT (the “Agreement”), dated as of November 1, 2012, by and among GOLAR LNG LIMITED, a Bermuda exempted company (“Golar”), GOLAR LNG ENERGY LIMITED, a Bermuda exempted company (“Golar Energy”), GOLAR CHARTERING LTD, a company incorporated under the laws of England and Wales (registered number 04871295) (“Chartering Ltd” and, together with Golar Energy, the “Sellers”), GOLAR LNG PARTNERS LP, a Marshall Islands limited partnership (the “Buyer”), and GOLAR PARTNERS OPERATING LLC, a Marshall Islands limited liability company (“OLLC”), each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, the Buyer wishes to purchase from Golar Energy, and Golar Energy wishes to sell to the Buyer, all outstanding common shares (the “2226 Corp Shares”), of Golar LNG 2226 Corporation, a Marshall Islands corporation (“2226 Corp”);

WHEREAS, the Buyer wishes to purchase from Chartering Ltd, and Chartering Ltd wishes to sell to the Buyer the entire issued share capital of Golar 2226 UK Limited (registered number 05427166) (“2226 Ltd”), a private company limited by shares incorporated under the laws of England and Wales with 1,000 ordinary shares of ₤1.00 in issue (the “2226 Ltd Shares”), and, together with the 2226 Corp Shares, the “Shares”);

WHEREAS, the Buyer wishes to contribute the Shares to the OLLC as a capital contribution;

WHEREAS, Golar Energy is the record owner of the 2226 Corp Shares;

WHEREAS, Chartering Ltd is the record owner of the 2226 Ltd Shares;

WHEREAS, Chartering Ltd is a wholly-owned subsidiary of Golar Energy;

WHEREAS, Golar Energy is a wholly-owned subsidiary of Golar;

WHEREAS, on or around the date of this Agreement, Golar Energy has issued to Chartering Ltd a written demand for repayment of $1,346,000 of the outstanding on-demand interest-free intra-group loan advanced by Golar Energy to Chartering Ltd (the “Repayment Demand”);

WHEREAS, Chartering Ltd intends to use the proceeds from the sale of the 2226 Ltd Shares in order to meet its obligations pursuant to the Repayment Demand (the “Chartering Ltd Intra-Group Loan Repayment”);

WHEREAS, Golar Energy wishes to, subject to Applicable Law, pay a dividend in favor of Golar in an amount equal to the proceeds from the sale of the 2226 Ltd Shares and of the 2226 Corp Shares;

WHEREAS, 2226 Corp is the lessee under a finance lease agreement (the “Lease Agreement”), dated April 27, 2005 (as amended and supplemented to date), and made between

Bank of Scotland LNG Leasing (No. 1) Limited, as lessor (the “Lessor”), and 2226 Corp, as lessee, in respect of the Golar Grand, a liquefied natural gas carrier (the “Vessel”); and

WHEREAS, the Vessel is subject to a Time Charter Party dated November 11, 2011 (the “Charter”), between 2226 Ltd and Methane Services Limited (the “Charterer”).

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Definitions.  In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1934 Act Filings” means the filings Golar has made with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“2226 Corp” has the meaning given to it in the recitals.

“2226 Corp Organizational Documents” has the meaning given to it in Section 5.02.

“2226 Corp Purchase Price” has the meaning given to it in Section 2.01(a).

“2226 Corp Shares” has the meaning given to it in the recitals.

“2226 Ltd” has the meaning given to it in the recitals.

“2226 Ltd Organizational Documents” has the meaning given to it in Section 5.02.

“2226 Ltd Purchase Price” has the meaning given to it in Section 2.01(b).

“2226 Ltd Shares” has the meaning given to it in the recitals.

“Agreement” means this Agreement, including its recitals, schedules and exhibits, as amended and supplemented.

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity.

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday on which banks in London or New York are required to close.

“Buyer” has the meaning given to it in the Preamble to this Agreement.

“Buyer Attorney-in-Fact” has the meaning given to it in Section 12.02(b).

“Buyer Indemnitees” has the meaning given to it in Section 10.01.

“Charter” has the meaning given to it in the recitals.

“Charterer” has the meaning given to it in the recitals.

“Chartering Ltd” has the meaning given to it in the Preamble to this Agreement.

“Chartering Ltd Attorney-in-Fact” has the meaning given to it in Section 12.02(d).

“Chartering Ltd Intra-Group Loan Repayment” has the meaning given to it in the recitals.

“Closing” has the meaning given to it in Section 2.02.

“Closing Date” means the day on which the Closing takes place.

“Contracts” has the meaning given to it in Section 5.10.

“Encumbrance” means any mortgage, maritime or other lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, voting trust arrangement, adverse claim, condition, encumbrance or right, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind.

“Golar” has the meaning given to it in the Preamble to this Agreement.

“Golar Attorney-in-Fact” has the meaning given to it in Section 12.02(a).

“Golar Energy” has the meaning given to it in the Preamble to this Agreement.

“Golar Energy Attorney-in-Fact” has the meaning given to it in Section 12.02(e).

“Golar LNG Partners Credit Facility” means the US$285,000,000 credit facility dated September 29, 2008, as amended, between (1) the Buyer, as borrower, (2) Nordea Bank Norge ASA, DnB Bank ASA, Citigroup Global Markets Limited, BNP Paribas and Lloyds TSB Bank PLC, as lead arrangers, (3) Nordea Bank Finland PLC, DnB Bank ASA, Citibank N.A., BNP Paribas and Lloyds TSB Bank PLC, as swap banks, (4) Nordea Bank Norge ASA, as facility agent and security agent, and (5) Citigroup Global Markets Limited as book runner.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization.

“Insolvency Event” means, with respect to any Person, that any of the following actions has occurred in relation to it:

(a)           an order has been made or an effective resolution passed or other proceedings or actions taken (including, without limitation, the presentation of a petition) with a view to its administration, bankruptcy, winding-up, liquidation or dissolution; or

(b)           it has had a receiver, administrative receiver, manager or administrator appointed over all or any substantial part of its undertaking or assets; or

(c)           any event has occurred or situation arisen in any jurisdiction that has a substantially similar effect to any of the foregoing.

“Lease Agreement” has the meaning given to it in the recitals.

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity.

“Manager” means Golar Wilhelmsen Management AS.

“Mortgage” means the First Preferred Mortgage dated January 21, 2011, granted by Bank of Scotland LNG Leasing (No. 1) Limited to 2226 Corp.

“OLLC” has the meaning given to it in the Preamble to this Agreement.

“OLLC Attorney-in-Fact” has the meaning given to it in Section 12.02(c).

“Option Agreement” means the Option Agreement, in substantially the form attached as Exhibit I hereto, to be dated the Closing Date, by and among the Buyer, Golar and 2226 Ltd.

“Organizational Documents” has the meaning given to it in Section 5.02.

“Party” or “Parties” has the meaning given to it in the Preamble to this Agreement.

“Person” means an individual, legal personal representative, corporation, body corporate, firm, limited liability company, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority.

“Purchase Price” means the 2226 Corp Purchase Price together with the 2226 Ltd Purchase Price.

“Purchase Price Adjustments” has the meaning given to it in Section 2.04(a).

“Repayment Demand” has the meaning given to it in the recitals.

“Seller Entities” has the meaning given to it in Article IV.

“Seller Indemnities” has the meaning given to it in Section 10.02.

“Sellers” has the meaning given to it in the Preamble to this Agreement.

“Shares” has the meaning given to it in the recitals.

“Subsidiaries” means 2226 Corp and 2226 Ltd and “Subsidiary” means each of them.

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, countervail, net worth, stamp, registration, payroll, employment, health, education, business, school, property, local improvement, development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any Governmental Authority and all interest and penalties thereon.

“Time of Closing” has the meaning given to it in Section 2.02.

“Vessel” has the meaning given to it in the recitals.

ARTICLE II

PURCHASE AND SALE OF SHARES; CLOSING; DISTRIBUTION OF PROCEEDS; CONTRIBUTION OF SHARES

Section 2.01           Purchase and Sale of Shares.

(a)           Golar Energy agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from Golar Energy, for a purchase price of $263,654,000, less $89,900,000 of net lease obligations arising under the Lease Agreement (the “2226 Corp Purchase Price”), and in accordance with and subject to the terms and conditions set forth in this Agreement, the 2226 Corp Shares.

(b)           Chartering Ltd agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from Chartering Ltd for $1,346,000 (the “2226 Ltd Purchase Price”) and in accordance with and subject to the terms and conditions set forth in the Agreement, the 2226 Ltd Shares.

Section 2.02           Closing.  On the terms and subject to the conditions of this Agreement, the sale and transfer of the Shares and payment of the 2226 Corp Purchase Price and the 2226 Ltd Purchase Price (together, the “Purchase Price”) shall take place on November 8, 2012 or on such other date as may be agreed upon by the Sellers and the Buyer (the “Time of Closing”).  The sale and transfer of the Shares is hereinafter referred to as the “Closing.”

Section 2.03           Place of Closing.  The Closing shall occur at a place agreed upon by the Sellers and the Buyer.

Section 2.04           Purchase Price Adjustments.

(a)           Within 30 days following the Closing Date, (i) the Buyer and the Sellers shall agree upon certain post-Closing adjustments to the Purchase Price to reflect each Party’s pro rata portion of amounts in respect of (x) charter hire and vessel operating expenses for the period from November 1, 2012 through November 30, 2012, and (y) the quarterly Lease Agreement payment for the period from October 15, 2012 through January 14, 2012 and (ii) the Buyer shall pay to the Sellers an amount in cash equal to all of the cash in the accounts of 2226 Corp and 2226 Ltd (other than the $45 million cash deposit required in connection with the Lease Agreement) in excess of $500,000 in the aggregate (collectively, the “Purchase Price Adjustments”).

(b)           Within 45 days following the Closing Date, the Sellers or the Buyer, as applicable, shall pay to the other Party an amount, in cash, equal to the aggregate of all Purchase Price Adjustments pursuant to Section 2.04(a).

Section 2.05           Repayment of the Chartering Ltd Intra-Group Loan..  Immediately after the Time of Closing, Chartering Ltd shall, subject to receipt of the 2226 Ltd Purchase Price, make the Chartering Ltd Intra-Group Loan Repayment to Golar Energy in accordance with the Repayment Demand.

Section 2.06           Distribution of the Proceeds After the Closing.  Immediately after the Time of Closing, the following distributions will be completed: (i) first, Golar Energy shall, subject to Applicable Law and receipt of the Chartering Ltd Intra-Group Loan Repayment, pay a dividend to Golar in an amount equal to the 2226 Ltd Purchase Price; and (ii) second, Golar Energy shall, subject to Applicable Law and receipt of the 2226 Corp Purchase Price, pay a dividend to Golar in the amount equal to the 2226 Corp Purchase Price.

Section 2.07           Contribution of the Shares After the Closing.  Immediately after legal title in the Shares has been properly transferred to the Buyer in accordance with Applicable Law, the Buyer shall contribute the Shares to OLLC, and OLLC shall accept the Shares as a contribution to OLLC’s capital.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers that as of the date hereof and on the Closing Date:

Section 3.01           Organization; Good Standing and Authority.  The Buyer has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited partnership power and authority to operate its assets and conduct its business as it is now being conducted.  No Insolvency Event has occurred with respect to the Buyer and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 3.02           Authorization, Execution and Delivery of this Agreement.  The Buyer has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Buyer pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 3.03           No Conflicts.  The execution, delivery and performance by the Buyer of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its certificate of limited partnership or limited partnership agreement; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 3.04           No Consents.  Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by the Buyer of the transactions contemplated hereunder other than the valid stamping of the stock transfer form in respect of the 2226 Ltd Shares which will be completed promptly following Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES

Golar, Golar Energy and Golar Chartering (the “Seller Entities”) represent and warrant to the Buyer and OLLC that as of the date hereof and on the Closing Date:

Section 4.01           Organization; Good Standing and Authority.  Golar has been duly incorporated and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate capacity to operate its assets and conduct its business as described in the 1934 Act Filings.  Golar Energy has been duly incorporated and is validly existing in good standing under the laws of Bermuda and has all requisite corporate capacity to operate its assets and conduct its business.  Chartering Ltd has been duly incorporated and is validly existing under the laws of England and Wales and has all requisite corporate capacity to operate its assets and conduct its business.  No Insolvency Event has occurred with respect to any of the Seller Entities and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 4.02           Authority and Authorization; Execution and Delivery of this Agreement.  Each of the Seller Entities has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Seller Entities pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on their part, and this Agreement has been duly executed and delivered by each of the Seller Entities and constitutes a legal, valid and binding obligation of each Seller Entity enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 4.03           No Conflicts.  The execution, delivery and performance by each Seller Entity of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) such Seller Entity’s articles of association, articles of incorporation or by-laws or other organizational documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which such Seller Entity is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 4.04           No Consents.  Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by the Seller Entities of this Agreement or the consummation by the Seller Entities of the transactions contemplated hereunder.

Section 4.05           Legal and Beneficial Title to Shares; No Encumbrances.  As of the date hereof, Golar Energy is the record owner of the 2226 Corp Shares and has legal and beneficial title to the 2226 Corp Shares, free and clear of any and all Encumbrances and, upon (i) conveyance on the Closing Date of the share certificates representing all of the issued and outstanding 2226 Corp Shares with a duly executed stock power and (ii) the updating of the share register of 2226 Corp, the Buyer will receive, legal and beneficial title to the 2226 Corp Shares, free and clear of any and all Encumbrances.  As of the date hereof, Chartering Ltd is the record owner of the 2226 Ltd Shares and has legal and beneficial title to the 2226 Ltd Shares, free and clear of any and all Encumbrances and upon (i) conveyance, (ii) valid stamping of the stock transfer form and (iii) the updating of the register of members in the company books of 2226 Ltd, the Buyer will receive legal and beneficial title to the 2226 Ltd Shares, free and clear of any and all Encumbrances.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE SELLER ENTITIES REGARDING THE SUBSIDIARIES

Seller Entities represent and warrant to the Buyer and the OLLC that as of the date hereof and on the Closing Date:

Section 5.01           Organization; Good Standing and Authority.  2226 Corp has been duly incorporated and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite corporate power and authority to own and operate its assets and conduct its business.  2226 Ltd has been duly incorporated and is validly existing under the laws of England and Wales and has all requisite corporate power and authority to own its assets and conduct its business.  No Insolvency Event has occurred with respect to any Subsidiary and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.  Each Subsidiary is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of such Subsidiary.

Section 5.02           Capitalization; No Options.  The 2226 Corp Shares have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws of 2226 Corp (the “2226 Corp Organizational Documents”) and are fully paid and non-assessable and constitute the total authorized, issued and outstanding capital stock of 2226 Corp.  The 2226 Ltd Shares have been properly allotted and validly issued in accordance with the articles of association or other organizational documents of 2226 Ltd (the “2226 Ltd Organizational Documents” and, together with the 2226 Corp Organizational Documents, the “Organizational Documents”) and are fully paid and constitute the total authorized and issued share capital of 2226 Ltd.  There are not outstanding (i) any options, warrants or other rights to purchase any capital stock or share capital of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such capital stock or share capital or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or share capital or options, warrants or other securities of any of the Subsidiaries.

Section 5.03           Organizational Documents.  The Seller Entities have supplied to the Buyer true and correct copies of the Organizational Documents, as amended to the Closing Date, and no amendments will be made to the Organizational Documents prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

Section 5.04           Charter and Lease Documents; Validity of the Charter and Lease Agreement.  The Seller Entities have supplied to the Buyer true and correct copies of the Lease Agreement, the Charter and any related documents, as amended to the Closing Date.  Each of the Lease Agreement and the Charter is a valid and binding agreement of 2226 Corp and 2226 Ltd, respectively, enforceable against such party in accordance with its terms and, to the knowledge of the Seller Entities, the Lease Agreement and the Charter is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms.

Section 5.05           No Conflicts.  The execution, delivery and performance of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) the Organizational Documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which the any of the Subsidiaries is a party or is subject or by which any of their assets or properties may be bound; (iii) any Applicable Laws; or (iv) give any other party thereto a right to terminate any agreement or other instrument to which any of the Subsidiaries is a party or by which any of them is bound including, without limitation, the Lease Agreement and the Charter.

Section 5.06           Title to Vessel; Encumbrances.  2226 Corp is the lessee of the Vessel pursuant to the Lease Agreement.  Bank of Scotland LNG Leasing, (No. 1) Limited now has, and at the Time of Closing will have, good and marketable title to the Vessel, free and clear of any and all Encumbrances, other than those arising under the Lease Agreement, including the Mortgage.  As of the date hereof, there is $89.9 million of net lease obligations outstanding under the Lease Agreement.

Section 5.07           Litigation.

(a)           There is no action, suit or proceeding to which any of the Subsidiaries is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against any of the Subsidiaries; and, to the best knowledge of the Seller Entities, there is no basis for any such action, suit or proceeding;

(b)           None of the Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of such Subsidiary; and

(c)           There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

Section 5.08           Indebtedness to and from Officers, etc.  None of the Subsidiaries will be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of any of the Seller Entities or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to any of the Subsidiaries.

Section 5.09           Personnel.  None of the Subsidiaries has any employees other than the crew serving on board the Vessel, to the extent such crew members are not directly employed by the Manager.

Section 5.10           Contracts and Agreements.  All material contracts and agreements, written or oral, to which any of the Subsidiaries is a party or by which any of their assets are bound, including the Charter and the Lease Agreement (the “Contracts”), have been disclosed to the Buyer.  No other contracts will be entered into by any of the Subsidiaries prior to the Closing Date without the prior consent of the Buyer (such consent not to be unreasonably withheld).

(a)           Each of the Contracts is a valid and binding agreement of the applicable Subsidiary enforceable against such Subsidiary in accordance with its terms, and to the knowledge of the Seller Entities, each of the Contracts is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with their terms;

(b)           Each of the Subsidiaries has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c)           There has not occurred any material default on the part of any Subsidiary under any of the Contracts, or to the knowledge of the Seller Entities, on the part of any other party thereto, nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any Subsidiary under any of the Contracts nor, to the knowledge of the Seller Entities, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

Section 5.11           Compliance with Law.  The conduct of business by any of the Subsidiaries or the Vessel on the date hereof does not violate any Applicable Laws (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation, and the provisions of all international conventions and the rules and regulations issued thereunder applicable to the Vessel), the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Subsidiaries taken as a whole, nor have the any of the Subsidiaries received any notice of any such violation.

Section 5.12           No Undisclosed Liabilities.  Neither the Subsidiaries nor the Vessel has any Encumbrances, or other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation), except for such liabilities or obligations arising under the Lease Agreement or the Charter and other than the Encumbrances or other liabilities or obligations appearing in the ship registry of the Vessel.

Section 5.13           Disclosure of Information.  The Seller Entities have disclosed to the Buyer all material information on, and about, the Subsidiaries and the Vessel and all such information is true, accurate and not misleading in any material respect.  Nothing has been withheld from any materials provided by the Seller Entities to the Buyer in connection with the transactions contemplated by this Agreement that would render such information untrue or misleading.

Section 5.14           Insurance.  The insurance policies relating to the Vessel are set forth on Schedule A hereto, each of which is in full force and effect and, to the knowledge of the Seller Entities, not subject to being voided or terminated for any reason.

Section 5.15           U.S. Tax Classification.  Each Subsidiary is or prior to Closing will be classified for United States federal income tax purposes as an entity disregarded as separate from Seller pursuant to Treas. Reg. Sections 301.7701-2 and 301.7701-3. Neither Golar, Golar Energy, Chartering Ltd nor any of the Subsidiaries will take any action to change the U.S. federal income tax classification of any of the Subsidiaries.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF
THE SELLER ENTITIES REGARDING THE VESSEL

The Seller Entities represent and warrant to the Buyer and the OLLC that on the date hereof and on the Closing Date:

Section 6.01           Flag.  The Vessel is properly registered in the name of Bank of Scotland LNG Leasing (No. 1) Limited under and pursuant to the flag and law of The Republic of the Marshall Islands and all fees due and payable in connection with such registration have been paid.

Section 6.02           Classification.  The Vessel is entered with Det Norske Veritas and has the highest classification rating.  The Vessel is in class without any recommendations or notation as to class or other requirement of the relevant classification society, and if the Vessel is in a port, it is in such condition that it can not be detached by any port state authority or the flag state authority for any deficiency.

Section 6.03           Maintenance.  The Vessel has been maintained in a proper and efficient manner in accordance with internationally accepted standards for good ship maintenance, is in good operating order, condition and repair and is seaworthy and all repairs made to the Vessel during the last two years and all known scheduled repairs due to be made and all known deficiencies have been disclosed to the Buyer.

Section 6.04           Liens.  The Vessel is not (i) under arrest or otherwise detained, (ii) other than in the ordinary course of business, in the possession of any Person (other than her master and crew) or (iii) subject to a possessory lien.

Section 6.05           Safety.  The Vessel is supplied with valid and up-to-date safety, safety construction, safety equipment, radio, loadline, health, tonnage, trading and other certificates or documents as may for the time being be prescribed by the law of The Republic of the Marshall Islands or of any other pertinent jurisdiction, or that would otherwise be deemed necessary by a shipowner acting in accordance with internationally accepted standards for good ship management and operations.

Section 6.06           No Blacklisting or Boycotts.  No blacklisting or boycotting of any type has been applied or currently exists against or in respect of the Vessel.

Section 6.07           No Options.  There are not outstanding any options or other rights to purchase the Vessel.

ARTICLE VII

PRE-CLOSING MATTERS

Section 7.01           Covenants of the Seller Entities Prior to the Closing.  From the date of this Agreement to the Closing Date, each of the Seller Entities shall cause the Subsidiaries to conduct their businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted.  None of the Seller Entities shall and/or permit the Subsidiaries to take any action that would result in any of the conditions to the purchase and sale of the Shares set forth in Article VIII not being satisfied.  In addition, each of the Seller Entities hereby agrees and covenants that it:

(a)           shall cooperate with the Buyer and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under the Contracts;

(b)           shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement and to cooperate with the Buyer in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from each Governmental Authority and each other Person that are required to consummate the transaction contemplated under this Agreement;

(c)           shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Shares and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby;

(d)           shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate the Charter or any other Contract prior to the Closing Date without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed;

(e)           shall not exercise or permit any exercise of any rights or options contained in the Charter, without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(f)            shall observe and perform in a timely manner, all of its covenants and obligations under the Charter and Lease Agreement, if any, and in the case of a default by another party thereto, it shall forthwith advise the Buyer of such default and shall, if requested by the Buyer, enforce all of its rights under the Charter or the Lease Agreement, as applicable, in respect of such default;

(g)           shall not cause or, to the extent reasonably within its control, permit any Encumbrances to attach to the Vessel other than in connection with the Lease Agreement; and

(h)           shall permit representatives of the Buyer to make, prior to the Closing Date, at the Buyer’s risk and expense, such searches, surveys, tests and inspections of the Vessel as the Buyer may deem desirable; provided, however, that such surveys, tests or inspections shall not damage the Vessel or interfere with the activities of the Seller or the Charterer thereon and that the Buyer shall furnish the Seller with evidence that the Buyer has adequate liability insurance in full force and effect.

Section 7.02           Covenant of the Buyer Prior to the Closing.  The Buyer hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, the Buyer shall, in respect of the Shares to be transferred on the Closing Date, take, or cause to be taken, all necessary partnership action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Shares and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby.

ARTICLE VIII

CONDITIONS OF CLOSING

Section 8.01           Conditions of the Parties.  The obligation of the Sellers to sell the Shares and the obligation of the Buyer to purchase the Shares is subject to the satisfaction (or waiver by each of the Sellers and the Buyer) on or prior to the Closing Date of the following conditions:

(a)           The Sellers shall have received any and all written consents, permits, approvals or authorizations of any Governmental Authority or any other Person (including, but not limited to, with respect to the Lease Agreement and the Golar LNG Partners Credit Facility) and shall have made any and all notices or declarations to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder, including the transfer of the Shares;

(b)           No legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Shares; and

(c)           The Buyer, 2226 Ltd and Golar shall have entered into the Option Agreement in the form attached as Exhibit I hereto.

Section 8.02           Conditions of the Sellers.  The obligation of the Sellers to sell the Shares is subject to the satisfaction (or waiver by the Sellers) on or prior to the Closing Date of the following conditions:

(a)           The representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b)           The Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the Closing Date; and

(c)           All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Sellers and their counsel, and the Sellers shall have received copies of all such documents and other evidence as they may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

Section 8.03           Conditions of the Buyer.  The obligation of the Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

(a)           The representations and warranties of the Seller Entities in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date

(in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b)           The Seller Entities shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller Entities by the Closing Date;

(c)           The results of the searches, surveys, tests and inspections of the Vessel referred to in Section 7.01(h) of this Agreement are reasonably satisfactory to the Buyer;

(d)           The Buyer shall have obtained the funds necessary to consummate the purchase of the Shares, and to pay all related fees and expenses; and

(e)           All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01           Termination of Agreement.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the Shares contemplated by this Agreement abandoned at any time prior to the Closing:

(a)           by mutual written consent of the Sellers and the Buyer;

(b)           by the Sellers if any of the conditions set forth in Section 8.01 and Section 8.02 shall have become incapable of fulfillment, and shall not have been waived by the Seller; or

(c)           by the Buyer if any of the conditions set forth in Section 8.01 and Section 8.03 shall have become incapable of fulfillment, and shall not have been waived by the Buyer;

provided, however, that the Party seeking termination pursuant to clause (b) or (c) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 9.02           Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto.  By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE X

INDEMNIFICATION

Section 10.01         Indemnity by the Seller Entities.  Following the Closing, the Seller Entities shall, jointly and severally, be liable for, and shall indemnify, defend and hold harmless the Buyer, OLLC and each of their respective officers, directors, employees, agents and representatives (the “Buyer Indemnitees”) from and against:

(a)           any Losses, suffered or incurred by such Buyer Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, any Seller Entity in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by any Seller Entity;

(b)           any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transaction contemplated by this Agreement;

(c)           any Losses suffered or incurred by such Buyer Indemnitee in connection with any claim for the repayment of hire or damages in relation to the Vessel for periods prior to the Closing;

(d)           any Losses suffered or incurred by such Buyer Indemnitee after the Closing that are characterized as capital costs in relation to the Vessel;

(e)           any Losses suffered or incurred by such Buyer Indemnitee with respect to the Lease Agreement due to the Lessor changing the tax assumption on which the lease rentals are calculated, including Losses in connection with the termination of the Lease Agreement in such circumstances provided that any payment made pursuant to this Section 10.01(e) shall be reduced by the amount of the cash deposit held at that time by 2226 Corp as referred to in section 2.04(a) above.

Section 10.02         Indemnity by the Buyer.  Following the Closing, the Buyer shall indemnify the Sellers and their affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

ARTICLE XI

SATISFACTION OF CERTAIN INTERCOMPANY BALANCES

Section 11.01         Golar Receivables.  Golar hereby acknowledges that, upon receipt of the distributions contemplated to be received by it under Section 2.06 hereof, all amounts payable to Golar by 2226 Corp and 2226 Ltd will be extinguished.

Section 11.02       Golar Energy Receivables.  Golar Energy hereby acknowledges that, upon receipt of the distribution and Chartering Ltd Intra-Group Loan Repayment as contemplated under Section 2.06 hereof, all amounts payable to Golar Energy by 2226 Corp and 2226 Ltd will be extinguished.

ARTICLE XII

MISCELLANEOUS

Section 12.01       Further Assurances.  From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with Applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests distributed, contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 12.02       Powers of Attorney.

(a)           Golar hereby constitutes and appoints Georgina Sousa, Brian Tienzo or Osman Ilyas (the “Golar Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Golar and its successors and assigns, and for the benefit of the Golar Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of Golar and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Golar for the benefit of the Golar Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Golar Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (b) defend and compromise any and all actions, suits or proceedings in respect of the Shares, and (c) do any and all such acts and things in furtherance of this Agreement as the Golar Attorney-in-Fact shall deem advisable.  Golar hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Golar or its successors or assigns or by operation of law.

(b)           The Buyer hereby constitutes and appoints Georgina Sousa (the “Buyer Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Buyer and its successors and assigns, and for the benefit of the Buyer Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of the Buyer and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Buyer for the benefit of the Buyer Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Buyer Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (c) do any and all such acts and things in furtherance of this Agreement as the Buyer Attorney-in-Fact shall deem advisable.  The Buyer hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Buyer or its successors or assigns or by operation of law.

(c)           OLLC hereby constitutes and appoints Georgina Sousa (the “OLLC Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of OLLC and its successors and assigns, and for the benefit of the OLLC Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of OLLC and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of OLLC for the benefit of the OLLC Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the OLLC Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (c) do any and all such acts and things in furtherance of this Agreement as the OLLC Attorney-in-Fact shall deem advisable.  OLLC hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the OLLC or its successors or assigns or by operation of law.

(d)           Chartering hereby constitutes and appoints Brain Tienzo (the “Chartering Ltd Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Chartering Ltd and its successors and assigns, and for the benefit of the Chartering Ltd Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of Chartering Ltd and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Chartering Ltd for the benefit of the Chartering Ltd Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Chartering Ltd Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (c) do any and all such acts and things in furtherance of this Agreement as the Chartering Ltd Attorney-in-Fact shall deem advisable.  Chartering Ltd hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Chartering Ltd or its successors or assigns or by operation of law.

(e)           Golar Energy hereby constitutes and appoints Roger Swan (the “Golar Energy Attorney-in-Fact”) as its true and lawful attorney in fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Golar Energy and its successors and assigns, and for the benefit of the Golar Energy Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of Golar Energy and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Golar Energy for the benefit of the Golar Energy Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Golar Energy Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (c) do any and all such acts and things in furtherance of this Agreement as the Golar Energy Attorney-in-Fact shall deem advisable.  Golar Energy hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Golar Energy or its successors or assigns or by operation of law.

Section 12.03       Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 12.04       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 12.05       No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 12.06       Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 12.07       Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Shares are located, shall apply.

Section 12.08       Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 12.09       Integration.  This Agreement, the Schedules hereto and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof.  This Agreement, the Schedules hereto and the instruments referenced herein contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 12.10       No Broker’s Fees.  No one is entitled to receive any finder’s fee, brokerage, or other commission in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Agreement.

Section 12.11       Notices.  All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Party in the manner provided in this Section 12.11.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS HEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

GOLAR LNG LIMITED

By:	/s/ Osman Ilyas
Name: Osman Ilyas
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
	Phone	+44 207 063 7900
	Fax:	+44 207 063 7901
Attention:

GOLAR LNG ENERGY LIMITED

By:	/s/ Stuart Buchanan
Name: Stuart Buchanan
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
	Phone	+44 207 063 7900
	Fax:	+44 207 063 7901
Attention:

GOLAR CHARTERING LTD

By:	/s/ Siu-Yee Mac
Name: Siu-Yee Mac
Title: Attorney-in-fact

Address for Notice:

c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
	Phone	+44 207 063 7900
	Fax:	+44 207 063 7901
Attention:

GOLAR LNG PARTNERS LP

By:	/s/ Brian Tienzo
Name: Brian Tienzo
Title: Attorney-in-fact

Address for Notice:

c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
	Phone	+44 207 063 7900
	Fax:	+44 207 063 7901
Attention:

GOLAR PARTNERS OPERATING LLC

By:	/s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Secretary

Address for Notice:

c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
	Phone	+44 207 063 7900
	Fax:	+44 207 063 7901
Attention:

SCHEDULE A

INSURANCE

A-1

A-2

EXHIBIT I

FORM OF OPTION AGREEMENT

Dated               November 2012

GOLAR LNG LIMITED

— and —

GOLAR LNG PARTNERS LP

— and —

GOLAR 2226 UK LIMITED

OPTION AGREEMENT

in respect of the time chartering arrangements relating to

m.v. “GOLAR GRAND”

Watson, Farley & Williams

London

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1

2	REPRESENTATIONS AND WARRANTIES	2

3	OPTION	4

4	MISCELLANEOUS	4

5	NOTICES	5

6	GOVERNING LAW	6

SCHEDULE 1 FORM OF OPTION NOTICE		7

EXECUTION PAGE		8

THIS AGREEMENT is made on              November 2012

BETWEEN

(1)                                 GOLAR LNG LIMITED, a company incorporated under the laws of the Bermuda, having its registered office at 14 Par La Ville Place, Par La Ville Road, Hamilton, Bermuda (“GLNG”);

(2)                                 GOLAR LNG PARTNERS LP., a limited partnership organised and existing pursuant to the laws of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (“Partners”); and

(3)                                 GOLAR 2226 UK LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at 13th Floor, One America Square, 17 Crosswall, London EC3N 2LB, England (“2226 UK”).

BACKGROUND

(A)                               GLNG is the owner of 100 per cent. of the shares in Golar LNG Energy Limited (“GLEL”).

(B)                               GLEL is the owner of 100 per cent. of the shares in Golar LNG 2226 Corporation (“2226 Corp”) and Golar Chartering Ltd (“GCL”).

(C)                               GCL is the owner of 100 per cent. of the shares in 2226 UK.

(D)                               By a purchase, sale and contribution agreement (the “PSCA”), it has been agreed that GCL will sell all of the shares in 2226 UK to Partners.

(E)                                By the PSCA it has also been agreed that GLEL will sell all of the shares in 2226 Corp to Partners.

(F)                                 Partners will subsequently contribute the shares in each of 2226 Corp and 2226 UK to Golar Partners Operating LLC (“Opco”).

(G)                               2226 Corp is the lessee of the Ship pursuant to the Lease and has entered into the Sub-Lease with 2226 UK.

(H)                              2226 UK has entered into the Time Charter for the Ship with Methane Services Limited.

(I)                                   GLNG and 2226 UK have agreed to grant Partners an option whereby, if the Time Charter is not renewed or extended after the initial 3 year charter period, Partners can require GLNG and 2226 UK to enter into a new time charter upon the expiry of the Time Charter with GLNG as charterer and 2226 UK as disponent owner on substantially the same terms as those in the Time Charter, and this Agreement sets out the terms of such option.

IT IS AGREED as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                               Definitions.  In this Agreement the following words and expressions shall have the following meanings:

“Lease” means the lease agreement dated 27 April 2005 (as amended and supplemented to date) made between the Lessor as lessor and 2226 Corp as lessee in relation to the Ship;

“Lessor” means Bank of Scotland LNG Leasing (No. 1) Limited, a company incorporated in England and Wales whose registered office is at Level 7, Bishopsgate Exchange, 155 Bishopsgate, London EC2M 3YB, England;

“Option” means the option contained in Clause 3;

“Option Notice” means a notice substantially in the form set out in Schedule 1;

“Ship” means m.v. “GOLAR GRAND” registered in the ownership of the Lessor under Marshall Islands flag with official number 3804;

“Sub-Lease” means the sub-lease dated 27 April 2005 (as amended and supplemented to date) and made between 2226 Corp as lessor and 2226 UK as lessee in respect of the Ship; and

“Time Charter” means the time charterparty dated 11 November 2011 between 2226 UK as disponent owner and Methane Services Limited as time charterer in respect of the Ship.

1.2                               Clause references.  References in this Agreement to Clauses are, unless otherwise specified, references to clauses of this Agreement.

1.3                               References to persons.  References to “person” or “persons” or to words importing persons include, without limitation, individuals, firms, corporations, government agencies, committees, departments, authorities and other bodies, incorporated or unincorporated, whether having distinct legal personality or not.

1.4          Clause headings.  Clause headings are for ease of reference only.

2              REPRESENTATIONS AND WARRANTIES

2.1                               GLNG’s representations and warranties.  GLNG represents and warrants to Partners that the following statements are, at the date hereof, true and accurate:

(a)                                 GLNG is duly incorporated with limited liability under the laws of Bermuda and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement;

(b)                                 the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement:

(i)                                     have been duly authorised by all necessary corporate action on the part of GLNG; and

(ii)                                  do not contravene any applicable law, regulation or order binding on GLNG or any of its assets or its constitutional documents;

(c)                                  neither the execution, delivery and performance by GLNG of this Agreement, nor the consummation of any of the transactions by GLNG contemplated by this Agreement, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any relevant governmental authority or agency, except such as have been obtained and are in full force and effect;

(d)                                this Agreement constitutes legal, valid and binding obligations of GLNG.

2.2                               2226 UK’s representations and warranties.  2226 UK represents and warrants to Partners that the following statements are, at the date of this Agreement, true and accurate:

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(a)                                 2226 UK is duly incorporated with limited liability under the laws of England and Wales and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement;

(b)                                 the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement:

(i)                                     have been duly authorised by all necessary action on the part of 2226 UK; and

(ii)                                  do not contravene any applicable law, order or regulation binding on 2226 UK or any of its assets or its constitutional documents;

(c)                                  neither the execution, delivery and performance by 2226 UK of this, nor the consummation of any of the transactions by 2226 UK contemplated by this Agreement, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any relevant governmental authority or agency, except such as have been obtained and are in full force and effect; and

(d)                                 this Agreement constitutes legal, valid and binding obligations of 2226 UK.

2.3                               Partners’ representations and warranties.  Partners represents and warrants to each of GLNG and 2226 UK that the following statements are, at the date of this Agreement, true and accurate:

(a)                                 Partners is duly organised as a limited partnership under the laws of the Marshall Islands and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement;

(b)                                 the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement:

(i)                                     have been duly authorised by all necessary action on the part of Partners; and

(ii)                                  do not contravene any applicable law, order or regulation binding on Partners or any of its assets or its constitutional documents;

(c)                                  neither the execution, delivery and performance by Partners of this, nor the consummation of any of the transactions by Partners contemplated by this Agreement, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any relevant governmental authority or agency, except such as have been obtained and are in full force and effect; and

(d)                                 this Agreement constitutes legal, valid and binding obligations of Partners.

2.4                               Survival of representations and warranties.  The representations and warranties given in this Clause 2 shall survive the execution of this Agreement.

2.5                              Reservations.  The representations and warranties of the parties in this Clause 2 are subject to:

(a)                                 the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

(b)                                 the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors;

(c)                                  the time barring of claims under any applicable limitation acts; and

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(d)                                 the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar reasons.

3                                         OPTION

3.1                               Grant of Option.  In consideration of the agreement of Partners to purchase the shares in each of 2226 Corp and  2226 UK, GLNG and 2226 UK hereby grant to Partners the right to require GLNG and 2226 UK to enter into a new time charter upon the expiry of the Time Charter substantially in the form of the Time Charter with GLNG as charterer and 2226 UK as disponent owner except that the Ship shall be chartered from the date on which the Time Charter ends until the end of October 2017 (with no option to extend) at a rate of hire which is seventy-five per cent. (75%) of the rate payable pursuant to Clause 10(a) of the Time Charter per day or pro rata for any day thereof payable by GLNG as charterer for the use and hire of the Ship otherwise on the terms of this Agreement, if the Time Charter is not renewed or extended beyond its initial 3 year charter period.

3.2                               Option Notice.  The Option may be exercised by Partners at any time before the expiry of the Time Charter unless another time charter satisfactory to Partners is or has been entered into in respect of the Ship by serving an irrevocable Option Notice on GLNG and 2226 UK at least one month before the proposed date for entry into such new charter.

3.3                               Further documents.  To the extent necessary, if the Option is exercised, GLNG and/or 2226 UK will also enter into such further documents, including any assignment of the new time charter and notice of such assignment, as may be required by the Lessor under the Lease.

3.4                               Lessor’s requirements.  Each of 2226 UK and GLNG will execute and provide all corporate authorities, certificates, notices and other documentation required (whether by the Lessor or any other third party) in connection with any new time charter pursuant to the exercise by Partners of the Option.

3.5                               Third party costs.  GLNG agrees to pay the costs and expenses of the Lessor and any other third party involved in the exercise of the Option.

4                                         MISCELLANEOUS

4.1                               Counterparts.  This Agreement may be executed in several counterparts and any single counterpart or set of counterparts signed, in either case, by all of the parties thereto shall be deemed to be an original, and all counterparts when taken together shall constitute one and the same instrument.

4.2                               Amendments.  This Agreement may be amended only by an instrument in writing signed by all of the parties to this Agreement.

4.3                               Waiver

(a)                                 Any waiver of any right, power or privilege by any party to this Agreement shall be in writing signed by such party.

(b)                                 No failure or delay by any party hereto to exercise any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege  nor shall any single or partial exercise of that right, power or privilege preclude any further exercise of that right, power or privilege or of any other right, power or privilege.

(c)                                  The rights and remedies in this Agreement provided are cumulative and not exclusive of any rights and remedies provided by law.

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4.4                               Third party rights.  A person who is not a party to this Agreement has no rights under the Contract (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

5                                         NOTICES

5.1                               Notices etc.  Every notice, request, demand or other communication under this Agreement shall:

(a)                                 be in the English language and in writing;

(b)                                 be effective on actual receipt;

(c)                                  be sent:

(i)                                     to GLNG to:

Golar LNG Limited

P O Box HM1593

Par La Ville Place, 4th Floor

Hamilton

HM9X Bermuda

Fax:                        +441 295 3494

Attention:              The President

with a copy to:

Golar Management Ltd

13th Floor, One America Square

17 Crosswall

London EC3N 2LB

Fax:                        +44(0) 20 7063 7901

Attention:              Chief Accounting Officer

(ii)                                  to Partners to:

Golar LNG Partners LP

c/o Golar Management Ltd

13th Floor, One America Square

17 Crosswall

London EC3N 2LB

Fax:                        +44(0) 20 7063 7901

Attention:              Chief Accounting Officer

(iii)                               to 2226 UK to:

c/o Golar Management Ltd

13th Floor, One America Square

17 Crosswall

London EC3N 2LB

Fax:                        +44(0) 20 7063 7901

Attention:              Chief Accounting Officer

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or in each case to such other person or address or fax number as one party may notify in writing to other parties hereto.

6                                         GOVERNING LAW

6.1                               Governing law.  This Agreement and any related non-contractual obligations shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of English courts.

6.2                               Process Agent.  Each of GLNG and Partners irrevocably appoint Golar Management Ltd at present of 13th Floor, One America Square, 17 Crosswall, London EC3N 2LB, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

6.3                               Meaning of “proceedings”.  In this Clause 7, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been executed and delivered in London by the parties to this Agreement on the date specified at the beginning of this Agreement.

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SCHEDULE 1

FORM OF OPTION NOTICE

To:          Golar LNG Limited

and:        Golar 2226 UK Limited

Dated: [•]

Option Agreement dated [•] November 2012

We refer to the Option Agreement.  Words defined in the Option Agreement shall have the same meanings when used in this Notice.

We understand from you that the Time Charter is due to expire on [date] and will not be extended.

We give you notice that we wish to exercise the Option.

Please confirm that you will arrange for any necessary documentation to be prepared and agreed by the Lessor and the Lessor Parent.

Yours faithfully

for and on behalf of
GOLAR LNG PARTNERS LP

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EXECUTION PAGE

SIGNED by	)
)
for and on behalf of	)
GOLAR LNG LIMITED	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
GOLAR LNG PARTNERS LP	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
GOLAR 2226 UK LIMITED	)
in the presence of:	)

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